                                                                EXHIBIT 1






                                1,000,000 SHARES

                        MICHIGAN HERITAGE BANCORP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                               February 24, 1997


Roney & Co. L.L.C.
One Griswold
Detroit, Michigan 48226

Dear Sirs:

           Michigan Heritage Bancorp, Inc., a Michigan corporation (the "COMPANY"), proposes to issue and sell 1,000,000 shares (the "FIRM SHARES") of its authorized but unissued Common Stock (the "COMMON STOCK") to Roney & Co. L.L.C., a Delaware limited liability company ("RONEY & CO." or "UNDERWRITER"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 150,000 shares (the "OPTIONAL SHARES") to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "SHARES."

      1.   SALE AND PURCHASE OF THE SHARES.

           (a) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase the Firm Shares at a purchase price of $9.30 per Share, except as set forth in Section 1(b) below.

           (b) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, and pursuant to directions from the Company, the Underwriter will offer to sell to each of the persons named in a list provided by the Company to the Underwriter
      (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "INTERPRETATION") under the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD")) the number of Shares set forth opposite their respective names. To the extent such persons (alone or with such family members) offer to buy such Shares, the Underwriter agrees to purchase up to 300,000 of such Shares at a purchase price of $10.00 per Share. The purchase price for such Shares over 300,000 shall be as set forth in
      Section 1(b) above. The parties agree that the securities purchased and sold under this subparagraph to the Company's employees and directors shall constitute "issuer directed securities" under the Interpretation. The provisions of this Section 1(b) shall not affect the Underwriter's right, with respect to persons who are not employees or directors of the Company, to withdraw, cancel or modify orders or to reject orders in whole or in part.

           (c) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriter an option to purchase all or any part of the Optional Shares at a price per Share of $9.30. The over-allotment option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time or times on or before 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 4 below), in each case upon written or transmitted facsimile notice, or verbal notice confirmed by transmitted facsimile, written or telegraphic notice, by Roney & Co. to the Company no later than 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date or at least three but not more than five full business days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

      2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to Roney & Co. and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Roney & Co., One Griswold, Detroit, Michigan 48226, at 10:00 a.m., Detroit time, at such time and date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first date that any of the Shares are released by the Underwriter for sale to the public, as Roney & Co. shall designate by at least 48 hours prior notice to the Company (the "FIRM SHARES CLOSING DATE"); provided, however, that if the Prospectus (as defined in Section 4 below) is at any time prior to the Firm Shares Closing Date recirculated to the public, the Firm Shares Closing Date shall occur upon the later of the third or fourth, as the case the may be, full business day following the first date that any of the Shares are released by the Underwriter for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

           To the extent the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares, and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Roney & Co. specified above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section l(c) (such time and date of delivery and payment are called the "OPTIONAL SHARES CLOSING DATE"). The Firm Shares Closing Date and the Optional Shares Closing Date are called, individually, a "CLOSING DATE" and, collectively, the "CLOSING DATES."

           Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as Roney & Co. shall request at least two full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in Section l(c), and shall be made available to Roney & Co. for checking and packaging, at such place as is designated by Roney & Co., at least one full business day before the Closing Date.

     3. PUBLIC OFFERING. The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as Roney & Co. deems advisable. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented).

     4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company represents and warrants to the Underwriter and agrees with the Underwriter as follows:

           (a) The Company has carefully prepared in conformity with the requirements of the Securities Act of 1933, as amended (the
      "SECURITIES ACT") and the rules and regulations adopted by the Securities and Exchange Commission (the "COMMISSION") thereunder
      (the "RULES"), a registration statement on Form SB-2 (No.
      333-17317), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement.
      Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "PRELIMINARY
      PROSPECTUS" means any preliminary prospectus (as defined in Rule
      430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule
      462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "EFFECTIVE DATE"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "REGISTRATION STATEMENT;" provided, however, that "REGISTRATION STATEMENT" shall also include all Rule 430A
      Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "PROSPECTUS" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "RULE 430A INFORMATION" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration
      Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which Roney & Co. shall reasonably object in writing after being furnished with a copy thereof.

           (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter, specifically for use in connection with the preparation thereof.

           (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

           (d) Plante & Moran, LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report were, independent public accountants as required by the Securities Act and the Rules.

           (e) The Company and its subsidiary, Michigan Heritage Bank, a Michigan banking corporation (the "BANK"), have been duly organized and are validly existing as a corporation or banking corporation, as applicable, in good standing under the laws of the State of Michigan. Neither the Company nor the Bank have any properties or conduct any business outside of the State of Michigan which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Michigan. Neither the Company nor the Bank has any directly or indirectly held subsidiary other than the Bank. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

           (f)   The application for permission to organize the Bank (the
      "FIB APPLICATION") was approved by the Commissioner of the Financial Institutions Bureau for the State of Michigan (the "COMMISSIONER") on November 25, 1996, pursuant to Order No. BT-0612-96-04, subject to certain conditions specified in the Order and supplemental correspondence from the Commissioner dated the same date. The Order and supplemental correspondence from the Commissioner are collectively referred to in this Agreement as the "FIB ORDER." All conditions contained in the FIB Order required to be satisfied before the date of this Agreement have been satisfied. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance
      Act (the "FDIC APPLICATION") was approved by order of the FDIC dated January 10, 1997 (the "FDIC ORDER"), subject to certain conditions specified in the Order. All conditions contained in the FDIC Order required to be satisfied before the date of this Agreement have been satisfied. The Company's application to become a bank holding company and acquire all issued capital stock of the Bank and the Bank's application to become a member of the Federal Reserve System (collectively, the "BANK

      HOLDING COMPANY APPLICATION") under the Bank Holding Company Act of 1956, as amended, was approved on January 29, 1997 (collectively, the "FEDERAL RESERVE BOARD APPROVAL"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the FIB Application, FDIC Application, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the FIB Order, FDIC Order and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

           (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principals applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

           (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "INTANGIBLES") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Company has not infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

           (i) The Company has a valid and enforceable leasehold interest in the real property located at 21211 Haggerty Road, Novi, Michigan, which is as described in the Prospectus, and is free and clear of all liens, encumbrances, claims, security interests and defects.

           (j) There are no litigation or governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank and to the best of the Company's knowledge, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

           (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

           (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

           (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

           (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

           (o) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the

      Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation or bylaws of the Company or the Bank, except those which are immaterial in amount or effect.

           (p) The Company has authorized capital stock as set forth in the Prospectus. One share of Common Stock of the Company is issued and outstanding, which will be redeemed at or promptly following the Closing if permitted by applicable law. No shares of preferred stock are issued and outstanding. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Upon issuance, sale, and delivery thereof against payment therefor pursuant to the subscription agreement, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests (subject to the provisions of the Michigan Banking Code of 1969 (the "BANKING CODE"), including, without limitation, Sections 77 and 201 of the Banking Code). There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options described in the Registration Statement (the "STOCK OPTIONS") under the 1997 Employee Stock Option Plan and the 1997 Nonemployee Director Stock Option Plan (collectively, the "STOCK OPTION PLANS"). The Common Stock, the Shares and the Stock
      Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

           (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus, and redemption of one share of Common Stock for $10 at or promptly following the Closing if permitted by applicable law.

           (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company.

           (s) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

           (t) Neither the Company, nor the Bank, nor, to the Company's knowledge any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

           (u) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

           (v) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholder or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

           (w) The Company is not and will not after the offering be an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           (x) The Company has obtained from all of its executive officers and directors their written agreement that (i) for a period of 180 days from the date of the Effective Date, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of Stock Options under the Stock Option Plans or (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause, and (ii) for a period of three months from the date of the Effective Date, they will not sell, transfer, assign, pledge, or hypothecate any shares of Common Stock acquired under Paragraph 1(b), above, except with respect to Richard Zamojski who may resell one share of Common Stock to the Company.

      5. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

           (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit time, on the date of this Agreement or on such later date and time as shall be consented to in writing by Roney & Co.; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission;
      and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of Roney & Co.

           (b) At each Closing Date, Roney & Co. shall have received the opinion of Dykema Gossett PLLC, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriter and in form and scope reasonably satisfactory to counsel for Roney & Co. to the effect that:

                 (i) Each of the Company and the Bank (A) is a corporation or banking corporation, as applicable, existing and in good standing under the laws of the State of Michigan and (B) is not required to be qualified to do business in any jurisdiction outside Michigan, except where the failure to so qualify would not have a material adverse effect on the Company or the Bank.

                 (ii) Each of the Company and the Bank has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and Prospectus;

                 (iii) The Company has authorized capital stock as set forth in the Prospectus and, prior to the Closing, had one share of Common Stock issued and outstanding; the Shares have been duly authorized and validly issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not subject to preemptive rights; the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                 (iv) To such counsel's knowledge, after due inquiry, the Company has no directly or indirectly held subsidiary other than the Bank;

                 (v) When issued, sold, and delivered against payment therefor in accordance with the terms of the subscription agreement, the Company will be the registered holder of all of the outstanding capital stock of the Bank, and all such shares of stock so held will be duly authorized and validly issued, fully paid and nonassessable and will be owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever, subject to the provisions of the Banking Code;

                 (vi) The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the bylaws and the articles of incorporation of the Company, and comply as to form and in all other material respects with applicable legal requirements;

                 (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injuncture relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy;

                 (viii) The Company is conveying to the Underwriter good and valid title to the Shares, free and clear of any liens, encumbrances, security interests, restrictions, and adverse claims;

                 (ix) To the best of such counsel's knowledge, after due inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank, and (C) no statutes or regulations applicable to the Company or the Bank, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein;

                 (x) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or other documents specifically identified in the Registration Statement or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

                 (xi) To the best of such counsel's knowledge, after due
            inquiry, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to have a material adverse effect to the Company or the Bank;

                 (xii) To the best of such counsel's knowledge, after due inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares to the Underwriter as contemplated by this Agreement, except such as have been obtained;

                 (xiii) To the best of such counsel's knowledge, after due inquiry, (A) neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank is a party; or (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank;

                 (xiv) The Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Rules; and

                 (xv) The Registration Statement is effective under the Securities Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best of such counsel's knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

           In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include customary qualifications in its opinion as are acceptable to Roney & Co. Copies of all such certificates shall be furnished to counsel to Roney & Co. on the Closing Date.

           In addition, such counsel shall state that they have participated in conferences with officials of the Company and its independent auditors, and representatives of the Underwriter and its counsel at which the content of the Registration Statement and Prospectus and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Act with reference to the preparation of registration statements and prospectuses. Such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus; however, based on such counsel's examination of the Registration Statement and the Prospectus and on its participation in the above-mentioned conferences, nothing has come to the attention of such counsel that gives them reason to believe that the Registration Statement or Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Registration Statement or Prospectus as to which such counsel need express no opinion or belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statement and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief), as of the date of the opinion, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (c) On or prior to each Closing Date, Roney & Co. shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subsection (b) of this Section 5, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

           (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which Roney
      & Co. has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

           (e) At each Closing Date, Roney & Co. shall have received a certificate signed by the Chairman of the Board, the President, and the Treasurer of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 4 hereof.

           (f) At or prior to each Closing Date, Roney & Co. shall have received a "blue sky" memorandum (upon which Roney & Co. may rely) of Dykema Gossett PLLC, counsel for the Company, addressed to Roney & Co. and in form and scope reasonably satisfactory to Roney
      & Co. concerning compliance with the blue sky or securities laws of the states listed in Exhibit A attached to this Agreement.

           (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Roney & Co. and to counsel for Roney & Co., and Roney & Co. shall have received from counsel for Roney & Co. a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under Subsections (b) (i), (iii),
      (vi), (vii), and (xv) of this Section 5, and with respect to such other related matters as Roney & Co. may require, if the failure to receive a favorable opinion with respect to such other related matters would cause Roney & Co. to deem it inadvisable to proceed with the sale of the Shares.


          (h) There shall have been duly tendered to Roney & Co. certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

           (i) No order suspending the sale of the Shares prior to each Closing Date, in any jurisdiction listed in Exhibit A, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to Roney & Co.'s knowledge or that of the Company, shall be contemplated.

           (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in the same.

           If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, Roney & Co. may terminate this Agreement pursuant to Section 9(c) hereof or, if Roney & Co. so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

      6.   COVENANTS.

           The Company covenants and agrees that it will:

           (a) Use its best efforts to cause the Registration Statement to become effective and will notify Roney & Co. immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

           (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for Roney & Co., the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify Roney & Co. promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to Roney & Co. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

           (c) Deliver to the Underwriter such number of copies of each preliminary prospectus as may reasonably be requested by Roney &
      Co. and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Underwriter three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Underwriter such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as Roney & Co. may reasonably request.

           (d) Endeavor in good faith, in cooperation with Roney & Co. and its counsel, at or prior to the time the Registration
      Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit A. In each jurisdiction where such qualification shall be effected, the Company will, unless Roney & Co. agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise Roney & Co. promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of Roney & Co., will use all reasonable efforts to obtain the withdrawal thereof.

           (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.


           (f) For a period of five years from the Effective Date, furnish to its shareholders annual audited and quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

            (g) For a period of five years from the Effective Date, furnish to Roney & Co. the following:

                   (i) at the time they have been sent to shareholders of the Company or filed with the Commission one copy of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

                   (ii) as soon as practicable, one copy of every press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

                   (iii) all other information reasonably requested by Roney & Co. with respect to the Company to comply with Rule 15c2-11 of the Rules and Section 4 of Schedule H of the NASD By-Laws; and

                   (iv) such additional documents and information with respect to the Company and its affairs as Roney & Co. may from time to time reasonably request.

            (h) Acquire all of the Bank's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever, for not less than $7,500,000 from the proceeds of the offering and, in all other material respects, apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

            (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which Roney & Co. shall reasonably object in writing after being furnished a copy thereof.

            (j) Timely file with the Commission reports on Form SR (if applicable) containing the information required by that Form in accordance with the provisions of Rule 463 of the Regulation under the Act.

            (k) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

            (l) Cause the proper submission of the Certificate of Paid In Capital and Surplus, give advance written notice to the Commissioner of the Bank's projected opening date, and in all other respects use reasonable efforts to comply with the requirements of, and satisfy the conditions of, the FIB Order, the FDIC Order and the Federal Reserve Board Approval; provided, however, that it shall not be a breach of this Section 6(l) for the Company or the Bank to fail to maintain any specified level of capital, surplus, capital ratio, valuation reserve or financial or operating performance after the Bank has commenced the business of banking if such failure is waived or performance of such requirement or condition is accepted as sufficient by the FIB, the FDIC, and/or the Federal Reserve Board, as applicable.

           (m) Pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the printing of the Underwriting Agreement and related agreements including, without limitation, the Dealer Agreement, (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriter, (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit A, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda, (4) the furnishing
      (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting,
      (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 6(g),
      (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter, (8) the inclusion of the Shares on the OTC Bulletin Board; and (9) the Underwriter's out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to Roney
      & Co. (such out-of- pocket expenses and legal fees payable by the Company shall not exceed $50,000). Upon a successful completion of the offering, if the Underwriter purchases the Firm Shares and all of the Optional Shares, the Underwriter will credit the out-of-pocket and legal fee reimbursement described in Section 6(m)(9) against the underwriting discount. Upon a successful completion of the offering, if the Underwriter purchases the Firm Shares, but less than all of the Optional Shares, the Underwriter will credit
      $25,000 of the out-of-
      pocket and legal fee reimbursement described in Section 6(m)(9) against the underwriting discount.

           (n) Not, without the prior written consent of Roney & Co., sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 180 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plans as described in the Prospectus.

           (o) For not less than 3 fiscal years after the Effective Date, maintain the Exchange Act registration of the Common Stock, unless the Company's shareholders direct the Company to reregister the Common Stock.

           (p) Use its best efforts to cause itself and the Bank to commence their businesses as described in the Prospectus not later than March 31, 1997.

           (q) Not, for one year after the Effective Date, issue any stock options to purchase Common Stock under either of the Stock Option Plans, or any other stock option plan of the Company, that have an exercise price of less than $10 per share.

      7.   INDEMNIFICATION.

           (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section
      20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other
      Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter
      (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares in the public offering to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The Company shall not be liable hereunder to the Underwriter (or any controlling person thereof) to the extent that any loss, claim, damage or other liability incurred by the Underwriter arises from the Underwriter's fraudulent act or omission.

           (b) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) hereunder shall be limited to the total price at which the Shares purchased by the Underwriter hereunder were offered to the public. The Underwriter shall not be liable hereunder to the Company (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company.

           (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or that, under the circumstances, it is otherwise appropriate, or (3) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

      8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from other persons), to which the Company and the Underwriter may be subject, in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the front cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; provided, however, that (a) in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder and
(b) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the

Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(a) and (b) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify
such party or parties from whom contribution may be     sought shall not
relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

           In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement thereto or amendment thereof, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court in Michigan, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

      9. TERMINATION. This Agreement may be terminated by Roney & Co. by notifying the Company at any time:

           (a) before the earlier of (1) 11:00 a.m., Detroit time, on the business day following the Effective Date, or (2) the time when the Shares are first generally offered by the Underwriter to dealers by letter or telegram;

           (b) at or before any Closing Date if, in the judgment of Roney & Co., payment for and delivery of the Shares is rendered impracticable or inadvisable because (1) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York or Michigan authorities, (2) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Shares, (3) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in Roney & Co.'s opinion, make it inadvisable to proceed with the offering of the Shares, (4) the FIB Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in Roney & Co.'s reasonable opinion, (5) in Roney & Co.'s reasonable opinion it is not probable that the Company and Bank will be able to commence business before April 30, 1997, for any reason, or (6) there shall have been such material change in the condition, business operations or prospects of the Company or the market for the Shares or similar securities as in Roney & Co.'s judgment would make it inadvisable to proceed with the offering of the Shares; or

           (c) at or before any Closing Date, if any of the conditions specified in Section 5 or any other agreements, representations or warranties of the Company in this Agreement shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to the Underwriter (other than for obligations assumed in Section 6 hereof), and the Underwriter shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by Roney & Co. because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reasons provided in subparagraphs (b) and (c) above, the Company will reimburse the Underwriter for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to Roney & Co.) up to a maximum of $65,000 (including the $15,000 advance described below) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder. The Underwriter acknowledges receipt of a $15,000 advance from the Company. If this Agreement is terminated for any reason, the Underwriter shall be entitled to retain such advance as reimbursement for its accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $15,000, the Underwriter shall pay such difference to the Company. If this Agreement is not terminated, the $15,000 shall be credited at closing against the underwriting discount.

      10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Company, including, without limitation, the payment and reimbursement agreements contained in
Section 6 hereof and the indemnity and contribution agreements contained in Sections 7 and 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement. In addition, the covenants contained in Section 6 hereof, the agreements contained in this Section 10 and in Sections 7, 8 and 9 shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement.

      11. MISCELLANEOUS. This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

           If any action or proceeding shall be brought by the Underwriter or the Company in order to enforce any right or remedy under this Agreement, the Underwriter and the Company hereby consent to, and agree that they will submit to, the jurisdiction of the courts of the State of Michigan and of any Federal court sitting in the State of Michigan.

           All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph, if subsequently confirmed in writing, to Roney & Co., at One Griswold, Detroit, Michigan 48226 (facsimile No. (313) 963-2303) (with a copy to Gordon R. Lewis, Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503 (facsimile No. (616) 752-2500)); and to the Company at 21211 Haggerty Road, Novi, Michigan 48084, Attention: Anthony S. Albanese, President (facsimile No.
(810) 380-0738) (with a copy to Paul R. Rentenbach, Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243 (facsimile No. (313) 568-6915).

           This Agreement shall be construed in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

           Please confirm that the foregoing correctly sets forth the agreement between us.

                                        Very truly yours,

                                        MICHIGAN HERITAGE BANCORP, INC.


                                        By:___________________________________
                                           Richard Zamojski
                                           Its: Chairman of the Board


                                    And by:___________________________________
                                           Anthony S. Albanese
                                           Its President
Confirmed by Roney & Co.

RONEY & CO. L.L.C.


By:__________________________
  John C. Donnelly
  Director, Corporate Finance

                                  EXHIBIT A

                                   States



                                  Colorado
                                  Michigan
                                   Florida
                                  Illinois
                                   Indiana
                                 New Jersey
                                  New York
                                    Ohio
                          Maryland (50,000 shares)
                            Texas (30,000 shares)
                          Virginia (40,000 shares)